Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement No. 333-228467 of Altus Midstream Company on Form S-3 of our report dated August 30, 2019, relating to the financial statements of Breviloba, LLC, appearing in the Current Report on Form 8-K/A of Altus Midstream Company filed September 27, 2019.

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
September 27, 2019